Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of
Tax Exempt Securities Trust, Intermediate Term Trust 56, National Trust 329 (Insured), Florida Trust 120, New Jersey Trust 161 and New York Trust 217:

We consent to the use of our report dated October 30, 2002, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York
October 30, 2002